EXHIBIT (a)(1)(F)

FORM OF WITHDRAWAL FORM

First Virtual Communications, Inc.
Stock Option Exchange Offer
Withdrawal Form

NOTE: Only use this Withdrawal Form if you previously submitted an Election Form and subsequently decided that you do not want to participate in the employee stock option exchange program.

Name (Last, First):	«Name»	Street Address	«Address_1» «Address_2»
Employee ID Number:	«ID»	City, State Zip	«City» «State» «Zip»
		Country	«Country»

     Instructions

     If you elected to tender one or more Eligible Options for exchange, and subsequently decide you do not want to participate in the employee stock option exchange program, you can withdraw your election anytime before 5:00 p.m., Pacific Daylight Saving Time, on the Expiration Date. To withdraw your election, you must sign and date this form in the space provided at the bottom, and fax, mail or hand deliver your completed Withdrawal Form, in its entirety, to Human Resources before 5:00 p.m., Pacific Daylight Saving Time, on the Expiration Date.

Withdrawal Forms submitted via fax must be sent to the following number (650) 801-6906. You may use First Virtual Communications’ (or your employer’s) fax machines for this purpose free of charge. Withdrawal Forms submitted via mail or hand delivery must be directed to: Human Resources First Virtual Communications, Inc., 3200 Bridge Parkway, Suite 202, Redwood City, CA 94065. You may utilize regular U.S. Mail, an overnight courier service, First Virtual Communications’ (or your employer’s) inter-office mail or any other similar method to mail your Withdrawal Form. However, in all cases you should allow sufficient time to ensure your Withdrawal Form is received before the deadline.

The method of delivery is at your sole election and risk and, to be effective, your completed, signed Withdrawal Form must actually be received by Human Resources no later than 5:00 p.m., Pacific Daylight Saving Time, on the Expiration Date. THERE WILL BE NO EXCEPTIONS. Delivery will be deemed made only when actually received by us in accordance with the above-noted instructions. Depositing your Withdrawal Form in the mail or with a courier, or initiating but not completing a fax, before the deadline will not by itself be sufficient to constitute adequate delivery - your Withdrawal Form must physically reach Human Resources before the deadline in order to be valid. The last form we receive, in its entirety, from you prior to 5:00 p.m., Pacific Daylight Saving Time, on the Expiration Date will be considered your final election with respect to the Offer.

Please contact Human Resources (650) 801-6330 or hr@fvc.com if you have any additional questions.

Electing to Withdraw from Option Exchange Program

I have received a copy of First Virtual Communications, Inc.’s Offer to Exchange Outstanding Options to Purchase Common Stock dated July 25, 2003 (the “Offer Document”) and related Election Form. I previously signed and returned an Election Form in which I elected to accept First Virtual Communication’s Offer and tender one or more of my Eligible Options to the Company. I now wish to change that election and reject the Offer. Pursuant to the terms of the Offer, I hereby withdraw my Election Form. By executing this form, I hereby bind my successors, assigns and legal representative.

DATA PRIVACY

BY EXECUTING THIS FORM, I EXPLICITLY AND UNAMBIGUOUSLY CONSENT TO THE COLLECTION, USE AND TRANSFER, IN ELECTRONIC OR OTHER FORM, OF MY PERSONAL DATA AS DESCRIBED HEREIN BY AND AMONG, AS APPLICABLE, FIRST VIRTUAL COMMUNICATIONS AND/OR ANY AFFILIATE FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING,

ADMINISTERING AND MANAGING MY PARTICIPATION OR WITHDRAWAL IN THE EMPLOYEE OPTION EXCHANGE PROGRAM.

I UNDERSTAND THAT FIRST VIRTUAL COMMUNICATIONS AND/OR ANY AFFILIATE MAY HOLD CERTAIN PERSONAL INFORMATION ABOUT ME, INCLUDING, BUT NOT LIMITED TO, MY NAME, HOME ADDRESS AND TELEPHONE NUMBER, DATE OF BIRTH, SOCIAL SECURITY OR OTHER SOCIAL INSURANCE NUMBER OR OTHER IDENTIFICATION NUMBER, SALARY, NATIONALITY, JOB TITLE, ANY SHARES OF STOCK OR DIRECTORSHIPS HELD IN FIRST VIRTUAL COMMUNICATIONS, DETAILS OF ALL OPTIONS OR ANY OTHER ENTITLEMENT TO SHARES OF STOCK AWARDED, CANCELLED, EXERCISED, VESTED, UNVESTED OR OUTSTANDING IN MY FAVOR, FOR THE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE EMPLOYEE OPTION PLANS AND THE EMPLOYEE OPTION EXCHANGE PROGRAM (“DATA”).

I UNDERSTAND THAT DATA MAY BE TRANSFERRED TO CERTAIN THIRD PARTIES ASSISTING IN THE IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE EMPLOYEE OPTION EXCHANGE PROGRAM, THAT THESE RECIPIENTS MAY BE LOCATED IN MY COUNTRY, OR ELSEWHERE, AND THAT THE RECIPIENT’S COUNTRY MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN IN MY COUNTRY. I AUTHORIZE THE RECIPIENTS TO RECEIVE, POSSESS, USE, RETAIN AND TRANSFER THE DATA, IN ELECTRONIC OR OTHER FORM, FOR THE SOLE AND EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING MY PARTICIPATION OR WITHDRAWAL IN THE EMPLOYEE OPTION EXCHANGE PROGRAM. I UNDERSTAND THAT DATA WILL BE HELD ONLY AS LONG AS IS NECESSARY TO IMPLEMENT, ADMINISTER AND MANAGE MY PARTICIPATION OR WITHDRAWAL IN THE EMPLOYEE OPTION EXCHANGE PROGRAM. I UNDERSTAND THAT FIRST VIRTUAL COMMUNICATIONS, ITS AFFILIATES AND ANY THIRD PARTY RECIPIENTS WILL USE THE DATA ONLY TO IMPLEMENT, ADMINISTER AND MANAGE MY PARTICIPATION OR WITHDRAWAL IN THE EMPLOYEE OPTION EXCHANGE PROGRAM AND WILL NOT USE, PROCESS OR TRANSFER THE DATA FOR ANY OTHER PURPOSE. I UNDERSTAND THAT FIRST VIRTUAL COMMUNICATIONS MAY, AT ANY TIME, VIEW DATA, REQUEST ADDITIONAL INFORMATION ABOUT THE STORAGE AND PROCESSING OF DATA, REQUIRE ANY NECESSARY AMENDMENTS TO DATA OR WITHDRAW THE CONSENTS HEREIN BY CONTACTING IN WRITING MY LOCAL HUMAN RESOURCES REPRESENTATIVE. I UNDERSTAND THAT WITHDRAWAL OF CONSENT MAY AFFECT MY ABILITY TO EXERCISE OR REALIZE BENEFITS FROM THE COMPANY OPTION PLANS.

I hereby elect to withdraw from the employee stock option exchange program, and revoke all previously submitted Election Forms. I confirm that I do not want to participate in the employee option exchange program.

SIGNATURE:	DATE:

(Optionee Signature)

NAME:

(Please print)

     First Virtual Communications hereby acknowledges receipt of this Withdrawal Form:

     First Virtual Communications, Inc.

By:	Date:

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